UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Intorio, Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-255055 (Commission File Number)	98-1578603 (IRS Employer Identification No.)

17875 Von Karman Avenue,

Irvine, California 92614

(Address of Principal Executive Offices)

(323) 909-2866

Registrant’s telephone number, including area code:

______________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 30, 2024, Han-Wen Ou resigned as Secretary of the Corporation and Li Yu was appointed Secretary in his place.

The business background descriptions of the newly appointed officer is as follows:

Li Yu - Secretary

Li Yu currently has served as the Vice President of Legal and Operations at VitaSpring Biomedical since January 2024. From May 2022 through Janaury 2024, Li Yu worked as a Consultant for VitaSpring Biomedical, and from January 2020 through April 2022, he was a Financial Service Professional at New York Life.

Mr. Yu graduated from the California State University, Long Beach, California with a Mast of Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTORIO, CORP.

Dated: October 8, 2024	By:	/s/ Han-Wen Ou
	Name:	Han-Wen Ou
	Title:	CEO

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